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                                                                     Exhibit 4.8


                            TRANSAMERICA CAPITAL III

     $190,000,000 7 5/8% CAPITAL TRUST PASS-THROUGH SECURITIES(R) (TRUPS(R))

            FULLY AND UNCONDITIONALLY GUARANTEED AS TO DISTRIBUTIONS
                              AND OTHER PAYMENTS BY

                            TRANSAMERICA CORPORATION


                          REGISTRATION RIGHTS AGREEMENT


                                                              New York, New York
                                                               November 14, 1997


Salomon Brothers Inc
    As Representative of the several Initial Purchasers
Seven World Trade Center
New York, New York 10048

Dear Sirs:

               Transamerica Capital III (the "Trust"), a statutory business trust created under the laws of the state of Delaware by Transamerica Corporation (the "Company"), proposes to issue and sell to the Initial Purchasers (the "Initial Purchasers") named in the Purchase Agreement of even date herewith (the "Purchase Agreement"), for whom you are acting as representative (the "Representative"), the 7 5/8% Capital Trust Pass-through Securities (the "Capital Securities") of the Trust. The issue and sale of the Capital Securities pursuant to the Purchase Agreement is referred to herein as the "Initial Placement." The Capital Securities, together with the guarantee of the Company with respect thereto (the "Guarantee") and the 7 5/8% Junior Subordinated Deferrable Interest Debentures due 2037 of the Company (the "Subordinated Debt Securities"), are collectively referred to herein as the "Registrable Securities." As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company and the Trust agree with you, (i) for your benefit and the benefit of the other Initial Purchasers and (ii) for the benefit of the holders from time to time of the Registrable Securities and the Exchange Securities (as defined below), including the Initial Purchasers (each of the foregoing a "Holder" and together the "Holders"), as follows:

               1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:
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               "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Capital Securities" has the meaning set forth in the preamble hereto.

               "Closing Date" has the meaning set forth in the Purchase
Agreement.

               "Commission" means the Securities and Exchange Commission.

               "Company" has the meaning set forth in the preamble hereto.

               "DTC" means The Depository Trust Company.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Exchange Offer Prospectus" means the Prospectus contained in the Exchange Offer Registration Statement, as it may be amended or supplemented from time to time.

               "Exchange Offer Registration Period" means the 180-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement or the Company otherwise fails to maintain continuous effectiveness of the Exchange Offer Registration Statement.

               "Exchange Offer Registration Statement" means a registration statement of the Company and the Trust on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               "Exchange Securities" means the securities of the Company and the Trust issued pursuant to a Registered Exchange Offer in the same aggregate principal amount or in the same number or liquidation amount, as the case may be, and containing terms that are identical in all material respects to the terms of the Registrable Securities except (i) the Exchange Securities shall have been registered for sale under the Act to Holders and (ii) the interest rate step-up provisions and transfer restrictions under the Act in the Registrable Securities shall have been eliminated in the Exchange Securities.

               "Exchanging Dealer" means any Holder (which may include the Initial Purchasers) which is a broker-dealer electing to exchange Registrable Securities, acquired for its



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own account as a result of market-making activities or other trading activities, for Exchange Securities.

               "Final Offering Memorandum" means the Offering Memorandum issued in connection with the Initial Placement and dated as of November 7, 1997 relating to the Registrable Securities (including any and all exhibits thereto and any information incorporated by reference therein).

               "Guarantee" has the meaning set forth in the preamble hereto.

               "Holder" has the meaning set forth in the preamble hereto.

               "Initial Placement" has the meaning set forth in the preamble hereto.

               "Initial Purchasers" has the meaning set forth in the preamble hereto.

               "Interest Payment Date" has the meaning set forth in Section 3(c) hereof.

               "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

               "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or the Exchange Securities, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

               "Purchase Agreement" has the meaning set forth in the preamble hereto.

               "Registered Exchange Offer" means the offer to the Holders to issue and deliver to such Holders, in exchange for the Registrable Securities, a like principal amount, stated liquidation preference or number, as the case may be, of the Exchange Securities.

               "Registrable Securities" has the meaning set forth in the preamble hereto.

               "Registration Statement" means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Registrable Securities or the Exchange Securities pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               "Representative" has the meaning set forth in the preamble hereto.

               "Shelf Registration" means a registration effected pursuant to
Section 3 hereof.



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               "Shelf Registration Event" has the meaning set forth in Section
2(g) hereof.

               "Shelf Registration Period" has the meaning set forth in Section 3(b) hereof.

               "Shelf Registration Statement" means a "shelf" registration statement of the Company and the Trust pursuant to the provisions of Section 3 hereof which covers some or all of the Registrable Securities or Exchange Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               "Special Payment" has the meaning set forth in Section 3(c) hereof.

               "Subordinated Debt Securities" has the meaning set forth in the preamble hereto.

               "Suspension Period" has the meaning set forth in Section 2(f) hereof.

               "Tax Event" has the meaning set forth in the Final Offering Memorandum.

               "Trust" has the meaning set forth in the preamble hereto.

               "underwriter" means any underwriter of Registrable Securities or Exchange Securities in connection with an offering thereof under a Shelf Registration Statement.

               2. Registered Exchange Offer; Resales of Exchange Securities by Exchanging Dealers; Private Exchange. (a) Except as otherwise provided herein, the Company and the Trust shall prepare and, not later than 150 days following the Closing Date, shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company and the Trust shall use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Act within 180 days of the Closing Date. The Company and the Trust shall use their best efforts to consummate the Registered Exchange Offer within 225 days of the Closing Date.

               (b) Promptly after the date the Exchange Offer Registration Statement is declared effective, the Company and the Trust shall commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of the Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements with any person to participate in a public distribution (within the meaning of the Act) of the Exchange Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Act (other than as a result of a Holder being an Exchanging Dealer) and without material restrictions under the securities laws of a substantial proportion of the several states of the United States. The Registered Exchange Offer shall be deemed to have been completed upon the earlier to occur of (i) the Company and the Trust having exchanged the Exchange Securities for all outstanding Registrable Securities pursuant to the Registered Exchange Offer and (ii) the Company having exchanged pursuant to the Registered Exchange Offer, Exchange Securities for



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all Registrable Securities that have been properly tendered and not validly withdrawn before the expiration of the Registered Exchange Offer.

               (c) In connection with the Registered Exchange Offer, the Company and the Trust shall:

                      (i) mail to each Holder a copy of the Prospectus forming
               part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                      (ii) keep the Registered Exchange Offer open for not less
               than 30 days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders;

                      (iii) utilize the services of a depositary for the
               Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

                      (iv) comply in all respects with all applicable laws.

               (d) As soon as practicable after the close of the Registered Exchange Offer, the Company and the Trust shall:

                      (i) accept for exchange and cancel all Registrable
               Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

                      (ii) issue Exchange Securities to each Holder in a
               principal amount or liquidation amount, as the case may be, equal to the Registrable Securities accepted for exchange and canceled pursuant to the Registered Exchange Offer; and

                      (iii) issue Exchange Securities to each Initial Purchaser
               at its request in exchange for Registrable Securities acquired by it as part of the Initial Placement having the status of an unsold allotment in the initial distribution, containing terms that are identical to the Exchange Securities issued to Holders in the Registered Exchange Offer and use their best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Securities as is issued for the Exchange Securities issued in the Registered Exchange Offer.

               (e) The Company, the Trust and the Initial Purchasers on behalf of the Holders hereby acknowledge that, in order to effect a Registered Exchange Offer and to comply with clause (d)(iii) above, (i) the Company will be required to issue new subordinated debt securities to the Trust in exchange for a like principal amount of Subordinated Debt Securities and (ii) the Trust will be required to issue new capital securities in exchange for a like liquidation amount of Capital Securities. The parties hereto acknowledge that the Guarantee by its express terms covers the Exchange Securities corresponding to the Capital Securities as well as such Capital Securities. The parties hereto further acknowledge that the new subordinated debt securities and capital securities issuable as described in this paragraph, which collectively constitute the Exchange Securities, shall be identical in all material respects to the securities they replace,



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except that (x) such Exchange Securities issued pursuant to the Registered
Exchange Offer shall be registered for sale under the Act to Holders and (y) the interest and distribution rate step-up provisions and transfer restrictions under the Act in the securities being replaced by the Exchange Securities will be eliminated in the Exchange Securities.

               (f) The Initial Purchasers, the Company and the Trust acknowledge that, pursuant to current interpretations by the staff of the Commission of
Section 5 of the Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer may be deemed an "underwriter" within the meaning of the Act and, therefore, is required to deliver a Prospectus in connection with any resales of any Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Registrable Securities acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company and the Trust shall:

                      (i) include the information substantially in the form set
               forth in Annex A hereto on the cover of the Prospectus forming a part of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Prospectus forming a part of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offer, and in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and such other information with respect to resales of the Exchange Securities by Exchanging Dealers that the Commission may require in connection therewith and include the information substantially in the form set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and

                      (ii) use their best efforts to keep the Exchange Offer
               Registration Statement continuously effective under the Act during the Exchange Offer Registration Period for delivery by Exchanging Dealers in connection with sales of Exchange Securities received pursuant to the Registered Exchange Offer, as contemplated by Section 4(h) below; provided, however, that during the Exchange Offer Registration Period, the Company or the Trust may elect to suspend the right of the Initial Purchasers, Exchanging Dealers or other Holders to utilize the Prospectus for purposes of effecting resales of any Exchange Securities for no more than a total of two periods, each of which shall not exceed 30 days (each a "Suspension Period"). The Company or the Trust shall promptly notify the Initial Purchasers, Exchanging Dealers or other Holders in writing of any such election. The exercise of the right to effect a Suspension Period shall not be deemed to extend the length of time of the Exchange Offer Registration Period and shall not, for the purposes of this Agreement, be deemed to constitute a suspension of the effectiveness of the Exchange Offer Registration Statement.

                      (g) (i) In the event that the Company and the Trust
               determine upon the advice of outside counsel that the applicable law or applicable interpretations of the staff of the Commission do not permit them to effect the Registered Exchange Offer, or
               (ii) if (x) as a result of the consummation of the Registered Exchange Offer, a Tax Event shall have occurred and in the opinion of a nationally



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               recognized independent tax counsel to the Company experienced in such matters, as a result of the consummation of the Registered Exchange Offer, there will be more than an insubstantial risk that the Company would be precluded from deducting interest on the Subordinated Debt Securities for United States federal income tax purposes, even if the Subordinated Debt Securities were distributed to the holders of Capital Securities in liquidation of such holders' interests in the Trust, or (y) the Company shall determine in good faith that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Registered Exchange Offer would result in a material adverse tax consequence to the Company (each of the events described in this clause (ii) a "Tax Contingency" and together with the event described in clause (i) of this paragraph, a "Shelf Registration Event"), the Company and the Trust may elect, in lieu of the commencement of such Registered Exchange Offer, to effect a Shelf Registration of the Registrable Securities pursuant to Section 3 hereof.

               3. Shelf Registration. (i) In the event of a Shelf Registration Event, (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective by the Commission within 180 days of the Closing Date,
(iii) if any Initial Purchaser so requests with respect to Registrable Securities acquired prior to the completion of the Registered Exchange Offer that are held by it following consummation of the Registered Exchange Offer (or Exchange Securities issued to the Initial Purchasers pursuant to Section 2(d)(iii) of this Agreement) and that are not "freely tradable" Exchange Securities or (iv) if any Holder that is a broker-dealer, is not an affiliate of the Company or the Trust and is not eligible to participate in the Registered Exchange Offer so requests with respect to Registrable Securities held by it following the consummation of the Registered Exchange Offer that are not "freely tradable" Exchange Securities (it being understood that, for purposes of this Section 3, (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Act in connection with sales of Exchange Securities acquired in exchange for such Registrable Securities shall result in such Exchange Securities being not "freely tradable" but (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Securities acquired in the Registered Exchange Offer in exchange for Registrable Securities acquired as a result of market-making activities or other trading activities shall not result in such Exchange Securities being not "freely tradable"), the following provisions shall apply:

               (a) The Company and the Trust shall, as promptly as practicable, file with the Commission the Shelf Registration Statement covering resales of the Registrable Securities (except that in the case of clause (iii) or (iv) of the preceding paragraph, such registration statement shall cover only the securities referred to in such clauses, respectively) or the Exchange Securities, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement, and use their best efforts to cause the Shelf Registration Statement to be declared effective under the Act by the 225th day (or, if a Tax Contingency exists on the 225th day following the Closing Date, by the 280th day) after the Closing Date; provided that with respect to Exchange Securities received by an Initial Purchaser in exchange for Registrable Securities constituting any portion of an unsold allotment, the Company and the Trust may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration



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Statement containing the information required by Regulation S-K Items 507 and/or
508, as applicable, in satisfaction of their obligations under this paragraph
(a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement; and provided further, that with respect to a Shelf Registration Statement required pursuant to clause (iii) of the preceding paragraph, the consummation of a Registered Exchange Offer shall relieve the Company and the Trust of their obligations under this Section 3(a) but only in respect of their obligations under such clause (iii).

               (b) The Company and the Trust shall each use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission, or such shorter period that will terminate upon the earlier of the following: (A) when all the Registrable Securities or Exchange Securities, as applicable, covered by such Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, (B) when all the Subordinated Debt Securities or the Exchange Securities relating to such Subordinated Debt Securities or the Exchange Securities relating to such Subordinated Debt Securities issued to Holders in respect of Capital Securities or Exchange Securities that had not been sold pursuant to the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or (C) when in the written opinion of counsel to the Company and the Trust, all outstanding Registrable Securities or Exchange Securities held by persons that are not affiliates of the Company or the Trust may be resold without registration under the Act pursuant to Rule 144(k) under the Act or any successor provision (in any such case, such period being called the "Shelf Registration Period"). Furthermore, the Company and the Trust shall each use its best efforts, upon the effectiveness of the Shelf Registration Statement, to promptly upon the request of any Holder take any action reasonably necessary to register the sale of any Registrable Securities or Exchange Securities held pursuant to Section 2(d)(iii) hereof of such Holder and compliance by such Holder with the terms hereof and to identify such Holder as a selling securityholder and identify any specified method of distribution, provided that such Holder provides the Company with all information reasonably necessary to effect such registration. The Company and the Trust shall be deemed not to have used their best efforts to keep the Shelf Registration Statement effective during the requisite period if either the Company or the Trust voluntarily takes any action that would result in Holders of securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law, or
(ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

               (c) Except as described below, in the event that either (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 150th day following the Closing Date, (b) the Exchange Offer Registration Statement is not declared effective on or prior to the 180th day following the Closing Date or (c) the Registered Exchange Offer is not consummated or a Shelf Registration Statement with respect to the Registrable Securities is not declared effective by the Commission on or prior to the 225th day following the Closing Date, then, as liquidated damages (which shall be the sole remedy of the Holders for the failure to comply with clauses (a), (b) or
(c) of this Section 3(c)), interest will accrue (in addition to the



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stated interest on the Registrable Securities) from and including the next day following each of (i) such 150-day period in the case of clause (a) above, (ii) such 180-day period in the case of clause (b) above, and (iii) such 225-day period in the case of clause (c) above. In each case such additional interest (the "Special Payment") will be payable in cash semiannually in arrears on each November 15 and May 15 of each year (each an "Interest Payment Date"), at a rate per annum equal to 0.25% of the principal amount or liquidation amount, as applicable, of the Registrable Securities. The aggregate amount of Special Payments payable pursuant to the above provisions will in no event exceed 0.25% per annum of the principal amount or the liquidation amount, as applicable, of the Registrable Securities.

               (d) If a Shelf Registration Event shall exist on or before the 150th day following the Closing Date, clauses (a) and (i) of the preceding paragraph shall not apply. To the extent such a Shelf Registration Event exists and the Company has filed a Shelf Registration Statement covering resales of the Registrable Securities by the 180th day following the Closing Date, clauses (b) and (ii) of the preceding paragraph shall not apply, and to the extent a Tax Contingency exists on the 225th day following the Closing Date, the period specified in clauses (c) and (iii) of the preceding paragraph will be 280 days. Upon (x) the filing of the Exchange Offer Registration Statement or the occurrence of a Shelf Registration Event, if applicable, as described above, after the 150-day period described in clause (a) of the preceding paragraph, (y) the effectiveness of the Exchange Offer Registration Statement (if applicable) (or the filing of a Shelf Registration Statement in the event of a Shelf Registration Event, if applicable, as described above) after the 180-day period described in clause (b) of the preceding paragraph or (z) the consummation of the Registered Exchange Offer or the effectiveness of a Shelf Registration Statement after the 225-day period described in clause (c) of the preceding paragraph (or the effectiveness of a Shelf Registration Statement after the 280 day period specified above, in the event of a Tax Contingency, if applicable, as described above), the Special Payment payable on the Registrable Securities from the date of such filing, effectiveness or consummation, as the case may be, shall cease to accrue and all accrued and unpaid Special Payments as of the occurrence of (x), (y) or (z) shall be paid to the holders of the Registrable Securities on the next Interest Payment Date.

               (e) In the event that a Shelf Registration Statement is declared effective hereunder, if the Company or the Trust fails to fulfill its obligations set forth in Section 3(b) to keep such Shelf Registration Statement continuously effective for the period required hereby, then from the next day following such time as the Shelf Registration Statement is no longer effective until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective, (ii) the date that is the second anniversary of the date of the original issuance of the Registrable Securities or (iii) the date as of which all of the Registrable Securities covered by the Shelf Registration Statement are sold pursuant thereto or may be sold without registration pursuant to Rule 144(k) under the Securities Act, then, as liquidated damages (which shall be the sole remedy of the Holders for the failure by the Company or the Trust to fulfill its obligations set forth in Section 3(b) to keep such Shelf Registration Statement continuously effective for the period required hereby), Special Payments shall accrue at a rate per annum equal to 0.25% of the principal amount or liquidation amount, as applicable, of the Registrable Securities covered by the Shelf Registration Statement and shall be payable in cash, semiannually in arrears on each Interest Payment Date.



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               (f) The Company and the Trust may require each Holder of
Registrable Securities as to which any registration pursuant to Section 3(b) is being effected to furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of such Registrable Securities as the Company and the Trust may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Act. Each such Holder agrees to notify the Company and the Trust as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company and the Trust or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company and the Trust any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

               4. Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

               (a) The Company and the Trust shall furnish to the Initial Purchasers, prior to the filing thereof with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use their best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchasers reasonably may propose.

               (b) The Company and the Trust shall ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each document incorporated therein by reference) complies in all material respects with the Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not as of the date thereof include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

               (c) (1) The Company and the Trust shall advise the Initial Purchasers and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, if requested by the Initial Purchasers or any such Holder, confirm such advice in writing:



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                      (i) when the Registration Statement and any amendment
               thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

                      (ii) of any request by the Commission for amendments or
               supplements to the Registration Statement or the Prospectus included therein or for additional information.

               (2) The Company and the Trust shall advise the Initial Purchasers and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by the Initial Purchasers or any such Holder or Exchanging Dealer, confirm such advice in writing of:

                      (i) the issuance by the Commission of any stop order
               suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                      (ii) the receipt by the Company or the Trust of any
               notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or overtly threatening of any proceeding for such purpose;

                      (iii) the happening of any event that requires the making
               of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made);

                      (iv) the Company's or the Trust's determination that a
               post-effective amendment to a Registration Statement would be appropriate; and

                      (v) the Company's election to effect any Suspension
               Period.

               (d) The Company and the Trust shall use their best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of any Registration Statement at the earliest practicable time.

               (e) The Company and the Trust shall, upon request, furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits filed therewith (including those incorporated by reference).

               (f) The Company and the Trust shall during the Shelf Registration Period, deliver to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in connection with resales of Registrable or Exchange Securities; and the Company and the Trust each consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

               (g) The Company and the Trust shall furnish to each Exchanging Dealer that so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits filed therewith (including those incorporated by reference).

               (h) The Company and the Trust shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the final Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Securities received by it pursuant to the Registered Exchange Offer; and the Company and the Trust each consent to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

               (i) Prior to the Registered Exchange Offer or any other offering of securities pursuant to any Registration Statement, the Company and the Trust shall register or qualify or cooperate with the Holders of securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Registration Statement; provided, however, that in no event shall the Company or the Trust be required to qualify generally to do business in any jurisdiction where it is not then so qualified, to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

               (j) The Company and the Trust shall cooperate with the Holders of Registrable Securities or Exchange Securities, as the case may be, to facilitate the timely preparation and delivery within the times required by normal-way settlement of certificates representing securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such authorized denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement; provided that, so long as certificates are held in book-entry form by DTC or a successor depositary, the Company will not be required to deliver physical certificates except in accordance with the rules and procedures of DTC or a successor depositary.

               (k) If (a) a Shelf Registration is filed pursuant to Section 3 hereof, or (b) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Act by any Exchanging Dealer who seeks to sell

Registrable Securities or Exchange Securities during the Shelf Registration Period or the Exchange Offer Registration Period, as the case may be, upon the occurrence of any event contemplated by paragraph 4(c)(2)(iii), 4(c)(2)(iv) or 4(c)(2)(v) hereof, the Company and the Trust as promptly as practicable, consistent with the advice of outside counsel to the Company regarding other legal obligations relating to such filing, prepare and file with the Commission, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by an Exchanging Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding any contrary provisions hereof, during the Exchange Offer Registration Period the Company or the Trust may elect to effect a Suspension Period. The Company or the Trust shall promptly notify the Initial Purchasers, Exchanging Dealers or other Holders in writing of any such election. The exercise of the right to effect a Suspension Period shall not be deemed to extend the length of time of the Exchange Offer Registration Period and shall not, for the purposes of this Agreement, be deemed to constitute a suspension of the effectiveness of the Exchange Offer Registration Statement.

               (l) Not later than the effective date of any such Registration Statement hereunder, the Company and the Trust shall provide a CUSIP number for the Capital Securities or the Exchange Securities corresponding to the Capital Securities, as the case may be, registered under such Registration Statement. In the event of and at the time of any distribution of the Subordinated Debt Securities to Holders, the Company and the Trust shall provide a CUSIP number for the Subordinated Debt Securities or the Exchange Securities corresponding to the Subordinated Debt Securities and provide the applicable trustee with certificates for such securities, in a form eligible for deposit with DTC. The Company and the Trust shall use their reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, delivered pursuant to a Registration Statement as was originally issued for the Registrable Securities.

               (m) The Company and the Trust shall use their best efforts to comply with all applicable rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer, the Exchange Offer Registration Statement or the Shelf Registration Statement and shall make generally available to their security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158 thereunder).

               (n) The Company and the Trust shall cause the indenture relating to the Subordinated Debt Securities, the Guarantee and the declaration of trust of the Trust pursuant to which the terms of the Capital Securities are established, or any corresponding documents in respect of the Exchange Securities, as the case may be, to be qualified under the Trust Indenture Act in a timely manner.

               (o) The Company and the Trust shall, if requested, promptly incorporate in a Prospectus supplement or post effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters reasonably agree with the Company should be included therein and shall make all required filings of such Prospectus supplement or post effective amendment as soon as reasonably practicable after they are notified of the matters to be incorporated in such Prospectus supplement or post effective amendment.

               (p) In the case of any Shelf Registration Statement, the Company and the Trust shall enter into such customary agreements (including an underwriting agreement) and take all other appropriate actions, if any, in order to facilitate the registration or the disposition of the Registrable Securities or the Exchange Securities, as the case may be, to be registered thereunder.

               (q) In connection therewith, if an underwriting agreement is entered into, the Company and the Trust shall cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 (or such other provisions and procedures acceptable to the Managing Underwriters, if any), with respect to all parties to be indemnified pursuant to
Section 6.

               (r) In the case of any underwritten offering under a Shelf Registration Statement or at the request of an Initial Purchaser to the extent that an Initial Purchaser has Registrable Securities or Exchange Securities eligible for resale thereunder, the Company and the Trust shall (i) make reasonably available for inspection by a representative of the Holders of a majority of the securities to be registered thereunder, any Initial Purchaser (if applicable) and any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holders, Initial Purchaser or underwriter such relevant financial and other records, pertinent corporate documents and properties of the Company, its subsidiaries and the Trust as shall be necessary to conduct a reasonable investigation within the meaning of Section 11 of the Act; (ii) cause the Company's officers, directors and employees and the trustees of the Trust to supply all relevant information reasonably requested by the representative of the Holders, the Initial Purchaser (if applicable) or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company and the Trust, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders (and their representative), the Initial Purchaser (if applicable) or any such underwriter, attorney, accountant or agent, unless such disclosure is required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Holders of securities registered thereunder, the Initial Purchaser (if applicable) and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including , but not limited to, those set forth in the Purchase Agreement; (iv) obtain opinions of counsel to the Company and the Trust (who may be the general counsel of the Company) and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) in customary form and scope addressed to the representative of the Holders of a majority of the securities to be registered thereunder, each Initial Purchaser (if applicable) and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders, Initial Purchasers (if applicable) and underwriters; (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and if necessary, any other independent certified accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the representative of the Holders of a majority of the securities to be registered thereunder, each Initial Purchaser (if applicable) and the underwriters, if any, and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such customary documents and certificates as may be reasonably requested by any such Holders, the Initial Purchaser (if applicable) or the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Trust. The foregoing actions set forth in clauses (iii), (iv),
(v) and (vi) of this Section 4(r) shall be performed at (A) the effectiveness of such Registration Statement and each post effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

               5. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm of counsel designated by the majority of the Holders of the Registrable Securities or Exchange Securities, as the case may be, covered by such Shelf Registration Statement to act as counsel for the Holders in connection therewith.

               6. Indemnification and Contribution. (a) In connection with any Registration Statement, the Company agrees to indemnify and hold harmless the Trust, each Holder of securities covered thereby (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in
Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including all documents incorporated by referenced therein) as originally filed or in any amendment thereof, or in any preliminary prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               The Company also agrees to indemnify or contribute to Losses (as defined herein) of, as provided in Section 6(d), any underwriters of Securities registered under a Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(q) hereof.

               (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant hereto, that the Company shall have received an undertaking reasonably satisfactory to it from each Holder of securities covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) and from each underwriter named in any underwriting agreement entered into pursuant to Section 4(p) to severally and not jointly indemnify and hold harmless the Company, the Trust, each of their directors, trustees, administrators, officers and each person who controls the Company or the Trust within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such person, but only with reference to written information relating to such person furnished to the Company by or on behalf of such person specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

               (c) Promptly after receipt by an indemnified party under this
Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one such separate counsel (in addition to local counsel) designated by the indemnified parties if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based upon written advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or out of the portion of such claim, action, suit or proceeding which is the subject of the settlement, compromise or consent.

               (d) In the event that the indemnity provided in paragraph (a) or
(b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Registrable Security or Exchange Security be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such security, or in the case of an Exchange Security, applicable to the Registrable Security which was exchangeable into such Exchange Security, as set forth on the cover page of the Final Offering Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Offering Memorandum and (y) the total amount of additional interest which the Company is not required to pay as a result of registering the securities covered by the Registration Statement which resulted in such Losses. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Offering Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Registrable Securities or Exchange Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company and the Trust within the meaning of either the Act or the Exchange Act, each officer of the Company or trustee of the Trust who shall have signed the Registration Statement and each director of the Company or trustee of the Trust shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
(d).

               (e) An indemnifying party shall not be liable under this Section 6 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

               (f) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Company or the Trust any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive the sale by a Holder of securities covered by a Registration Statement.

               7.  Miscellaneous.

               (a) No Inconsistent Agreements. The Company and the Trust have not, as of the date hereof, entered into, nor shall they, on or after the date hereof, enter into, any agreement with respect to their securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

               (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Trust have obtained the written consent of the Holders of at least a majority in liquidation amount of the Capital Securities then outstanding (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, of Exchange Securities then outstanding); provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the majority of such affected Holders, determined on the basis of securities being sold rather than registered under such Registration Statement.

               (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                      (i) if to a Holder, at the most current address given by
               such Holder to the Company;

                      (ii) if to the Initial Purchasers, initially at the
               respective addresses set forth in the Purchase Agreement; and

                      (iii) if to the Company or the Trust, initially at their
               addresses set forth in the Purchase Agreement.

               All such notices and communications shall be deemed to have been duly given when received. The Initial Purchasers, the Company or the Trust by notice to the others may designate additional or different addresses for subsequent notices or communications.

               (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company and the Trust thereto, subsequent Holders of Registrable Securities and/or Exchange Securities. The Company and the Trust hereby agree to extend the benefits of this Agreement to any Holder of Registrable Securities and/or Exchange Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

               (e) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (f) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (g) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State.

               (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

               (i) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified number, or percentage of principal amount or liquidation amount, as the case may be, of, Registrable Securities or Exchange Securities is required hereunder, Registrable Securities or Exchange Securities, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Registrable Securities or Exchange Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities or Exchange Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

               Please confirm your agreement by having your authorized officer sign a copy of this Registration Agreement in the space set forth below and returning the signed copy to us.

                                       Very truly yours,

                                       TRANSAMERICA CORPORATION


                                       By: /s/ David Hawkins
                                           -------------------------------------
                                           Name:  David Hawkins
                                           Title: Vice President


                                       TRANSAMERICA CAPITAL III


                                       By:  TRANSAMERICA CORPORATION.,
                                             as Sponsor


                                       By:    /s/ Joseph R. Martinetto
                                           -------------------------------------
                                           Name:  Joseph R. Martinetto
                                           Title: Senior Assistant Treasurer



Accepted:

SALOMON BROTHERS INC


By: /s/ John H. Barry
   -------------------------------
    Name:  John H. Barry
    Title: Director

Date:  November 14, 1997

                                                                     Exhibit 4.8


                                     ANNEX A


               Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Company and the Trust believe that the Exchange Securities issued pursuant to the Registered Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company or the Trust as defined under Rule 405 of the Securities Act), provided that such Exchange Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Securities and have no arrangement or understanding with any person to participate in the distribution of such Exchange Securities. However, the staff of the Commission has not considered the Registered Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Registered Exchange Offer as in such other circumstances. By tendering the Registrable Securities in exchange for Exchange Securities, each holder, other than a broker-dealer, will represent to the Company and the Trust that: (i) it is not an affiliate of the Company or the Trust (as defined under Rule 405 of the Securities Act); (ii) any Exchange Securities to be received by it were acquired in the course of its ordinary business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of the Exchange Securities and has no arrangement or understanding to participate in a distribution of the Exchange Securities.

               Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Registrable Securities where such Registrable Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Trust have agreed that, starting on the date on which the Registered Exchange Offer is consummated and ending on the close of business 180 days after such date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale.
See "Plan of Distribution."

                                     ANNEX B


               Based on interpretations by the staff of the Commission as set forth in no-action letters issued to third parties, the Company and the Trust believe that holders of Registrable Securities (other than any holder that is an "affiliate" of the Company or the Trust as defined under Rule 405 of the Securities Act) who exchange their Registrable Securities for Exchange Securities pursuant to the Registered Exchange Offer may offer such Exchange Securities for resale, resell such Exchange Securities and otherwise transfer such Exchange Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Securities and have no arrangement or understanding with any person to participate in the distribution of such Exchange Securities. However, the staff of the Commission has not considered the Registered Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Registered Exchange Offer. Each broker-dealer that receives Exchange Securities for its own account in exchange for Registrable Securities, where such Registrable Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

                                     ANNEX C

                              PLAN OF DISTRIBUTION

               Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Registrable Securities where such Registrable Securities were acquired as a result of market-making activities or other trading activities. The Company and the Trust have agreed that, starting on the date on which the Registered Exchange Offer is consummated and ending on the close of business 180 days after such date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ______, 199__ , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

               The Company and the Trust will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

               For a period of 180 days after the date on which the Registered Exchange Offer is consummated, the Company and the Trust will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal, subject to the Company's election to exercise its right to effect any Suspension Period. The Company and the Trust have agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the Holders of the Registrable Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Registrable Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

               [If applicable, add information required by Regulation S-K Items 507 and/or 508.]

                                     ANNEX D


Rider A


               CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

               Name:     ___________________________________

               Address:  ___________________________________

                         ___________________________________

Rider B


               The undersigned acknowledges that this Registered Exchange Offer is being made by the Company and the Trust based upon the Company's and Trust's understanding of an interpretation by the staff of the Securities and Exchange Commission (the "Commission") as set forth in no-action letters issued to third parties, that the Exchange Securities issued in exchange for Registrable Securities by holders thereof (other than to holders that are "affiliates" of the Company or the Trust within the meaning of Rule 405 under the Securities
Act), may be so issued without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that: (i) such holders are not affiliates of the Company or the Trust within the meaning of Rule 405 under the Securities Act; (ii) such Exchange Securities are acquired in the ordinary course of such holders' business; and (iii) such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Securities and have no arrangement or understanding with any person to participate in the distribution of such Exchange Securities. However, the staff of the Commission has not considered the Registered Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Registered Exchange Offer as in other circumstances. If a holder of Registrable Securities is an affiliate of the Company, or is engaged in or intends to engage in a distribution of the Exchange Securities or has any arrangement or understanding with respect to the distribution of the Exchange Securities to be acquired pursuant to the Registered Exchange Offer, such holder could not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities, it represents that the Registrable Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.